EXHIBIT 5.1
                             Scheichet & Davis, P.C.
                                Counselors at Law
                          800 Third Avenue - 29th Floor
                               New York, NY  10022
                                 (212) 688-3200
                               Fax: (212) 371-7634

                                                   October 15, 2003

New York Health Care, Inc.
1850 Mc Donald Avenue
Brooklyn, NY 11223

               Re:  REGISTRATION  STATEMENT  ON  FORM  S-8
                    UNDER  THE  SECURITIES  ACT  OF  1933;
                    S.E.C.  FILE  NO.  333-108692
                    ---------------------------------------

Gentlemen:

     In our capacity as counsel to New York Health Care, Inc., a New York corporation (the "Company"), we have been asked to render this opinion in connection with the Company's filing of Post Effective Amendment No. 1 to a Registration Statement on Form S-8 (the "Registration Statement"), which includes a Reoffer Prospectus, with the Securities and Exchange Commission under the Securities Act of 1933.

     The Registration Statement covers a total of 3,632,500 shares of the Company's $.01 par value common stock (the "Common Stock"), issuable upon the exercise of stock options issued pursuant to the Company's Performance Incentive Plan, as amended, and certain warrants issued to independent directors and consultants. The Reoffer Prospectus relates to the offer and sale of a total of 1,802,916 shares of the Common Stock covered by the Registration Statement

     In that connection, we have examined the Company's Certificate of Incorporation and By-Laws, as amended, the Registration Statement, corporate proceedings of the Company relating to the Company's Performance Incentive Plan, as amended, the stock options, the Independent Directors and Consultants Warrants, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based  upon  and  subject  to  the  foregoing,  we are of the opinion that:


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     1.     The  Company has been duly incorporated and is validly existing as a corporation  in  good  standing  under  the  laws  of the State of New York; and

     2. The shares of Common Stock issuable upon the exercise (a) stock options issued pursuant to the Company's Performance Incentive Plan, as amended, and (b) Independent Directors and Consultants Warrants, have been duly and validly authorized and, when issued and paid for as described in the Registration Statement and Reoffer Prospectus, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name as attorneys in connection with the Registration Statement.

                                          Very truly yours,

                                          SCHEICHET & DAVIS, P.C.

                                          /s/William J. Davis
                                          A Member of the Firm


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